THE QUICK & REILLY GROUP, INC.
230 South County Road
Palm Beach, Florida 33480


                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TUESDAY, JUNE 25, 1996



          NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Stockholders of The Quick & Reilly Group, Inc., a Delaware corporation, will be held at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870, on Tuesday, June 25, 1996 at 10:00 AM, for the following purposes:

          (1)  Electing Directors;

          (2) Approving the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending February 28, 1997;

          (3) To approve proposed amendments to The Quick & Reilly Group, Inc. Stock Option Plan; and

          (4) Transacting such other business as may properly come before the meeting.

          Pursuant to the By-Laws, the Board of Directors has fixed the close of business on May 10, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. The list of stockholders entitled to vote at the Annual Meeting and any adjournment or postponement thereof will be available for inspection by any stockholder at the Hyatt Regency Greenwich, 1800 East Putnam Avenue,Old Greenwich, Connecticut 06870 for the ten days prior to June 25, 1996 for any purpose germane to such meeting, during ordinary business hours.

                              THE QUICK & REILLY GROUP, INC.

                              ARLENE B. FRYER
                              Secretary

May 30, 1996

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE FILL IN, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.

THE QUICK & REILLY GROUP, INC.
230 South County Road
Palm Beach, Florida 33480



PROXY STATEMENT



SOLICITATION AND REVOCABILITY OF PROXY

          The accompanying proxy is solicited by the board of directors (the "Board of Directors" or "Board") of The Quick & Reilly Group, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on June 25, 1996 and any adjournment or postponement thereof (the "Annual Meeting"). Shares represented by properly executed proxies, which are received in time and not revoked, will be voted at the meeting in the manner described in the proxies. A stockholder may revoke his proxy at any time prior to its exercise by writing to the Secretary of the Company or by attending the meeting and voting in person.

          The entire expense of this proxy solicitation will be borne by the Company. Solicitation will be primarily by mail. Proxies may also be solicited personally and by telephone by regular employees of the Company without any additional remuneration and at minimal cost. Management may also request banks, brokerage houses, custodians, nominees and fiduciaries to obtain authorization for the execution of proxies and may reimburse them for expenses incurred by them in connection therewith.

          The Company's principal executive offices are located at 230 South County Road, Palm Beach, Florida 33480. The approximate date on which this proxy statement and accompanying form of proxy are first to be sent or given to stockholders is May 30, 1996.

VOTING

          The Company's only class of voting securities is its Common Stock, par value $0.10 per share ("Common Stock"). All stockholders as of the record date, which is the close of business on May 10, 1996, are entitled to vote at the meeting. As of the record date for the meeting, the Company had outstanding 25,177,715 shares of Common Stock. Each share of Common Stock entitles the holder thereof on the record date to one vote on matters to be considered at the Annual Meeting.

          The presence, in person or by proxy, of stockholders holding a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes are each included for purposes of determining the presence or absence of a sufficient number of shares to constitute a quorum for the transaction of business. With respect to the approval of any particular proposal, abstentions are considered present at the meeting, but since they are not affirmative votes for the proposal, they will have the same effect as votes against the proposal. Broker non-votes, on the other hand, are not considered to be present at the meeting for the particular proposal for which the broker withheld authority to vote.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

          So far as is known to the Company, the following table sets forth, as of May 10, 1996, the number of shares of Common Stock and percentage of shares beneficially owned by each person who may be deemed to be the beneficial owner of more than 5% of the outstanding Common Stock, each director, each nominee for election as a director, each officer whose name appears in the Summary Compensation Table and all directors and officers of the Company as a group:

                                            Amount              Percent
Name of Beneficial Owner              Beneficially Owned       of Shares


Leslie C. Quick, Jr., (1) (2)              3,956,781            15.72%
Spoonwood Investment Co. (3)               3,576,804            14.21
Trust u/a dated 3/1/78 made
  by Leslie C. Quick, Jr. (4) (5)          3,576,804            14.21
Leslie C. Quick III (4) (6) (8)            4,167,900            16.55
Thomas C. Quick (4) (6) (9) (10)           4,432,611            17.61
Richard G. Brodrick (7) (11)               3,701,329            14.70
Charles A. Quick (7)                       3,576,804            14.21
Arlene B. Fryer                               64,439              *
Peter Quick (1) (4) (6) (12)               4,639,329            18.43
Alexander Benisatto                           77,730              *
Christopher C. Quick (1) (13) (14)           698,075             2.77
Pascal J. Mercurio (15)                       73,625              *
Thomas E. Christman (7) (16)               3,616,689            14.37
Clifford W. Mays (17)                          5,113              *
Henry P. Kilroy (18)                           7,645              *
John P. Lowth III                                  0              *
First Pacific Advisors, Inc. (19)          1,356,450             5.39
Firstar Corporation (20)                   1,274,488             5.06
First Investment Research &
  Management Co. (21)                      1,274,433             5.06
All Directors and Officers
 as a group (1) (2) (4) (6)
 (7) (9) (14) (22) (23)                    9,150,295            35.88

* Less than one percent.
<F1>
(1)  Includes beneficial ownership of 372,253 shares held by Quick & Reilly, Inc.
Retirement Trust and 93,021 shares held by U.S. Clearing Corp. Retirement Trust attributable to Leslie C. Quick, Jr., Peter Quick and Christopher C. Quick, as Trustee of
each Trust, by reason of each Trustee's shared voting and investment power over such shares.
<F2>
(2)  Includes beneficial ownership of 80,105 shares held by Leslie C. Quick, Jr. & Regina
A. Quick Charitable Trust Foundation attributable to Leslie C. Quick, Jr. as Trustee by reason of his voting and investment power over such shares.  Includes currently exercisable options to acquire 50,000 shares.
<F3>
(3)  The general partners of Spoonwood Investment Co. are Leslie C. Quick III, Thomas
C. Quick, Peter Quick and the Trust u/a dated 3/1/1978 made by Leslie C. Quick, Jr.
<F4>
(4)  Includes beneficial ownership of 3,576,804 shares held by Spoonwood Investment Co.
by reason of such person's shared voting and investment  power over such shares.
<F5>
(5)  The Trustees of the Trust are Richard G. Brodrick, Charles A. Quick, and Thomas E.
Christman.  The beneficiaries of the Trust are the four children of Leslie C. Quick, Jr.
<F6>
(6)  Includes beneficial ownership of 147,936 shares held by Leslie C. Quick, Jr. Grantor
Retained Annuity Trust attributable to Leslie C. Quick III, Thomas C. Quick and Peter
Quick as Trustees by reason of each Trustee's shared voting and investment power over such shares.
<F7>
(7)  Includes beneficial ownership of shares beneficially owned by the Trust u/a dated
3/1/78 referred to in note (5) above by reason of each Trustee's shared voting and investment power over such shares.
<F8>
(8)  Includes beneficial ownership of 177,150 shares owned by various trusts for Leslie C.
Quick, Jr.'s grandchildren attributable to Leslie C. Quick III as Trustee by reason of his shared voting and investment power over such shares.  Includes 109,909 shares owned by the minor children of Leslie C. Quick III.  Includes currently exercisable options to acquire
50,000 shares.
<F9>
(9)  Includes beneficial ownership of 54,187 shares held by Thomas C. Quick Charitable
Trust attributable to Thomas C. Quick as Trustee by reason of his voting and investment power over such shares.  Includes currently exercisable options to acquire 50,000 shares.
<F10>
(10) Includes 346,593 shares held by various trusts established for Leslie C. Quick, Jr.'s grandchildren attributable to Thomas C. Quick as Trustee by reason of his shared voting and investment power over such shares.
<F11>
(11) Includes beneficial ownership of 119,683 shares held by various trusts for Leslie C.
Quick, Jr.'s grandchildren attributable to Mr. Brodrick as Trustee by reason of his shared voting and investment power over such shares.
<F12>
(12) Includes beneficial ownership of 213,985 shares held by various trusts for Leslie C.
Quick, Jr.'s grandchildren attributable to Peter Quick as Trustee by reason of his shared voting and investment power over such shares.  Includes 136,608 shares owned by the minor children of Peter Quick.  Includes currently exercisable options to acquire 50,000 shares.
<F13>
(13) Includes beneficial ownership of 164,225 shares held by various trusts for Leslie C.
Quick, Jr.'s grandchildren attributable to Christopher C. Quick as Trustee by reason of his shared voting and investment power over such shares.
<F14>
(14) Includes beneficial ownership of 7,800 shares held by Christopher C. Quick
Charitable Foundation attributable to Christopher C. Quick as Trustee by reason of his shared voting and investment power over such shares.  Includes 112,309 shares owned by the minor children of Christopher C. Quick.  Includes currently exercisable options to acquire
50,000 shares.
<F15>
(15) Includes currently exercisable options to acquire 50,000 shares.
<F16>
(16) Includes currently exercisable options to acquire 25,000 shares.
<F17>
(17) Includes beneficial ownership of 2,479 shares owned directly by Mr. Mays as to which he has sole voting and investment power and 2,634 shares owned by Mr. Mays in joint tenancy with his wife as to which he has shared voting and investment power.
<F18>
(18) Includes beneficial ownership of 6,465 shares owned by Mr. Kilroy in joint tenancy with his wife, Marilyn Kilroy, as to which he has shared voting and investment power.
Includes beneficial ownership of 235 shares owned by Mr. Kilroy in joint tenancy with
Marilyn Kilroy and Francis Kilroy.
<F19>
(19) Of such shares, First Pacific Advisors, Inc. has shared investment power with respect to 1,356,450 shares and shared voting power with respect to 316,500 shares.  The beneficial ownership information for First Pacific Advisors, Inc. is based solely on a Schedule 13-G filing dated February 13, 1996 and filed with the Company and the Securities and Exchange
Commission.
<F20>
(20) Of such shares, Firstar Corporation has shared investment power with respect to
53,367 shares and shared voting power with respect to 53,367 shares.  The beneficial ownership information for Firstar Corporation is based solely on a Schedule 13-G filing dated February 9, 1996 and filed with the Company and the Securities and Exchange
Commission.
<F21>
(21) Of such shares, First Investment Research & Management Co. has shared investment power with respect to 695,297 shares and shared voting power with respect to 695,297 shares.  The beneficial ownership information for First Investment Research & Management
Co. is based solely on a Schedule 13-G filing dated February 9, 1996 and filed with the
Company and the Securities and Exchange Commission.
<F22>
(22) Includes beneficial ownership of 510,818 shares held in the aggregate by trusts for each of Leslie C. Quick, Jr.'s grandchildren attributable to various directors as Trustees by reason of their shared voting and investment power over such shares.  Also includes currently exercisable options to acquire 325,000 shares.
<F23>
(23) Includes twelve persons.

          The address of each person included in the table is c/o The Quick & Reilly Group, Inc., 230 South County Road, Palm Beach, Florida 33480, with the exception of Messrs. Benisatto, Brodrick, Charles A. Quick, Christman, Mays, Kilroy and Lowth, the Trust, First Pacific Advisors, Inc., Firstar Corporation and First Investment Research & Management Co. The address for Messrs. Brodrick and Charles A. Quick and the Trust is c/o Kelley Drye & Warren, 281 Tresser Boulevard, Stamford, Connecticut 06901. The address for Mr. Benisatto is 176 S. Collier Boulevard, San Marco Island, Florida 33937. The address for Mr. Christman is 100 Bacon Road, Old Westbury, New York 11568. The address for
Mr. Mays is c/o Cunningham Graphics, 629 Grove Street, Jersey City, New Jersey 07310. The address for Mr. Kilroy is 2 Loblolly Court, Pinehurst, North Carolina 28374. The address for Mr. Lowth is c/o of Arnone, Lowth, Fanning, Wilson & Rubin, LLC, 425 Broadhollow Road, Melville, New York 11747. The address for First Pacific Advisors, Inc. is 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064. The address for Firstar Corporation and for First Investment Research & Management Co. is 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

ELECTION OF DIRECTORS

          Pursuant to the Company's Certificate of Incorporation and By-Laws, the Board is divided into three classes of directors, each comprised of four directors. At this year's Annual Meeting, four Class II directors are to be elected to serve until the 1999 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The terms of the current Class II directors will expire upon the election and qualification of their successors. The Class I directors and Class III directors are not being elected at this time.

          The four nominees receiving a plurality of the votes cast by the holders of Common Stock represented at the Annual Meeting, in person or by proxy, will be elected as Class II directors of the Company. It is intended that shares represented by proxies solicited by the Board of Directors will, unless authority to vote for some or all of the nominees is withheld, be voted in favor of the election as directors of the persons listed below as nominees. The Company has no reason to believe that any of the nominees will be disqualified or unable or unwilling to serve if elected. However, if any nominee is disqualified or is unable or unwilling to accept a nomination to serve as a director, the shares may be voted for another person nominated by the present Board. Except for John P. Lowth III, each of the nominees is currently a director of the Company.


          The Board of Directors recommends that Stockholders vote FOR each of the nominees.

NOMINEES FOR ELECTION AS DIRECTORS
FOR TERMS EXPIRING IN 1999
(CLASS II)

          Richard G. Brodrick, age 63, Director. Mr. Brodrick has been a Director of the Company since April 1983. He has been a partner in Kelley Drye & Warren, a New York City law firm, since July 1979. He has served as counsel to the Company since its organization and to each of its subsidiaries, commencing with the organization of Quick & Reilly, Inc. in 1974.

          John P. Lowth III, age 36, Director. Mr. Lowth has served as the President of Arnone, Lowth, Fanning, Wilson & Rubin, LLC, a life insurance brokerage firm specializing in estate planning and business continuity planning for estates, since 1995. Mr. Lowth has served as President of Arnone & Lowth Associates, Inc. since 1986. Mr. Lowth is a Trustee of the P.C. Richard & Son Foundation and serves as a Director of P.C. Richard & Son, Inc.. Mr. Lowth's professional achievements include certification as a Chartered Financial Consultant, a Chartered Life Underwriter, and a Certified Financial Planner.

          Leslie C. Quick, Jr., age 70, Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer and Director. Mr. Quick is the founder of the Company and has served as Chief Executive Officer and a Director from its organization in 1981. Mr. Quick served as President of the Company from its organization in 1981 until June 1986. In April 1983, he was elected Chairman of the Board of Directors of the Company. He has served as President and Chief Executive Officer of Quick & Reilly, Inc. from its organization in 1974 until June 1986 and as a Director from 1974 until March 1993. He has served as President and Chief Executive Officer of
U.S. Clearing Corp. from January 1979 to May 1981, and as a Director from January 1979 to May 1993. Mr. Quick has also served as Treasurer and a Director of JJC Specialist Corp., the third of the Company's principal subsidiaries, from September 1982 until March 1990, and as President and Chief Executive Officer from March 1983 until June 1986.

          Peter Quick, age 40, Vice President and Director. Mr. Quick, who is a son of Leslie C. Quick, Jr., became a Director of the Company in November 1982. Mr. Quick served as a Vice President from June 1985 until his election as President in March 1994. He served in that position until his election as Vice President in March 1996. Mr. Quick was elected to the position of President of Quick & Reilly, Inc. in March 1996 and serves as a Director of that firm.
He was named a Director and Vice President of U.S. Clearing Corp. in May 1985 and became Executive Vice President of U.S. Clearing Corp. in May 1987. He served in that capacity until May 1990 when he became President of U.S. Clearing Corp., which position he held until March 1994 when he was elected President of the Company and Vice President of U.S. Clearing Corp. He serves as Vice President, Treasurer, Secretary and Director of JJC Specialist Corp.



CLASS I DIRECTORS (TERM EXPIRES IN 1998)

          Thomas E. Christman, age 55, Director. Mr. Christman has been a Director of the Company since 1989. Mr. Christman served as Chairman and Chief Executive Officer of CM&M Group, Inc., a financial services holding company with world-wide trading operations, until April 1, 1990. Mr. Christman is currently serving as Adjunct Professor of Finance at St. John's University, Queens, New York.

          Pascal J. Mercurio, age 57, Vice President and Director. Mr. Mercurio has been a Director of the Company since July 1981 and a Director of Quick & Reilly, Inc. since March 1980. He joined U.S. Clearing Corp. as a Director and Executive Vice President upon its organization in January 1979. Since that time he has served in various capacities and in May 1990, he became U.S. Clearing Corp.'s Chairman of the Board and Chief Executive Officer.

          Leslie C. Quick III, age 43, Vice President, Treasurer, and
Director. Mr. Quick, who is a son of Leslie C. Quick, Jr., has served as Vice President since March 1994, Treasurer since February 1985 and as Assistant Secretary and a Director since July 1981. Mr. Quick served as President of the Company from June 1986 to March 1994, at which time he was elected President of U.S. Clearing Corp. and became a Vice President of the Company. He also serves as Vice President, Treasurer, Secretary and a director of Quick & Reilly, Inc.

          Thomas C. Quick, age 41, President, Chief Operating Officer and Director. Mr. Quick, who is a son of Leslie C. Quick, Jr., has served as a Director of the Company since July 1981. In March 1996 Mr. Quick was elected President and Chief Operating Officer of the Company. Mr. Quick served as Vice President of the Company from July 1981 to March 1996. In addition, Mr. Quick has served as Vice President and a Director of U.S. Clearing Corp. since
May 1982.  Mr. Quick joined Quick & Reilly, Inc. in 1977, became Vice
President and a Director in May 1981 and was elected President of that corporation in June 1986. He serves as Director of JJC Specialist Corp.


CLASS III DIRECTORS (TERM EXPIRES IN 1997)

          Henry P. Kilroy, age 68, Director. Mr. Kilroy, who is a cousin of Leslie C. Quick, Jr., has been a Director of the Company since December 1987. A founder of Datamedic Corp., a computerized practice management service for physicians and dentists, Mr. Kilroy has been associated with that firm as an Executive Vice President from 1972 until his retirement in February, 1996.

          Clifford W. Mays, age 69, Director. Mr. Mays has been a Director of the Company since November 1982. From July 1943 to November 1991, he was associated with Latham Process Corp., a financial printing concern in New York City, serving as Senior Vice President from May 1975 until March 1991, a Director from 1980 to March 1991 and as an Account Executive until November 1991. Mr. Mays joined the firm of Cunningham Graphics in December 1991 as a sales executive.

          Arlene B. Fryer, age 65, Secretary and Director. Ms. Fryer has served as Secretary and a Director of the Company since July 1981 and as Vice
President of the Company from July 1981 to June 1991, a Vice President, Secretary and a Director of U.S. Clearing Corp. from January 1979 until June 1991, and Assistant Secretary of JJC Specialist Corp. from September 1982 to June 1991. She served as Secretary of Quick & Reilly, Inc., from March 1975 to June 1991, a Director from May 1976 to June 1991, and Vice President from September 1976 to June 1991. Ms. Fryer retired from employment with the Company in June 1991.

          Christopher C. Quick, age 39, Vice President and Director. Mr. Quick, who is a son of Leslie C. Quick, Jr., has served as a Vice President of the Company since 1988 and as a Director since November 1982. Mr. Quick has served as President of JJC Specialist Corp. since June 1986 and as a Director since its organization in September 1982. From September 1982 until June 1986, Mr. Quick served as Vice President - Trading of JJC Specialist Corp. He is a member of the New York Stock Exchange and serves as a registered specialist in the specialist book managed by JJC Specialist Corp.


          The Board of Directors met four times during the fiscal year ended February 29, 1996. Each member of the Board attended 100% of the total number of meetings of the Board and its committees of which they were members.

          Messrs. Leslie Quick, Jr., Peter Quick, Leslie Quick III, Thomas Quick, Christopher Quick and Mr. Pascal Mercurio are the members of the Executive Committee of the Board of Directors. The Executive Committee held one meeting during the fiscal year ended February 29, 1996. The Executive Committee meets on call and has authority to act on most matters during the intervals between Board meetings.

          Messrs. Mays and Christman and Mr. Benisatto (who is not standing for re-election) were members of the Audit Committee of the Board of Directors during the fiscal year ended February 29, 1996. The Audit Committee held three meetings during the fiscal year. The Audit Committee recommends to the Board for selection by it the independent public accountants who shall be responsible for auditing the accounts of the Company and its subsidiaries for the ensuing year, reviews the year-end audit plan and the scope thereof with the independent public accountants, reviews the recommendations made by the independent public accountants with respect to the accounting methods and the system of internal controls followed by the Company, receives the comments of the independent public accountants with regard to the completed audit, and reviews the audit with the independent public accountants.

          Messrs. Christman, Kilroy, and Mays were members of the Compensation Committee of the Board of Directors during the fiscal year ended February 29, 1996. The Compensation Committee held three meetings during the fiscal year. The Committee has the power and authority to construe and interpret The Quick & Reilly Group, Inc. Executive Incentive Compensation Plan (the "Plan"), to establish and amend administrative regulations to further the purposes of the Plan, to select the performance comparisons used to determine the awards payable under the terms of the Plan to the extent permitted, to certify the results of the comparisons and the amounts payable to each participant under the terms of the Plan, and to take any other action necessary to administer the Plan.

          The Board of Directors did not have a standing nominating committee during the fiscal year ended February 29, 1996.

          Directors of the Company are compensated at the rate of between $3,500 and $5,000 per meeting for each regular Board meeting and each Executive Committee meeting attended, $1,500 per meeting for each special Board meeting attended, and $300 for each other committee meeting attended.

CERTAIN TRANSACTIONS

          During the fiscal year ended February 29, 1996, the law firm of Kelley Drye & Warren served as counsel to the Company. Mr. Brodrick is a partner of the firm. The Company paid fees of $252,405 to Kelley Drye & Warren during fiscal 1996.

EXECUTIVE COMPENSATION

          The following Summary Compensation Table sets forth compensation information for the fiscal year ended February 29, 1996 for those persons who were at February 29, 1996, the Company's Chief Executive Officer and each of the four most highly compensated executive officers of the Company (collectively, the "Senior Executives").

                                    SUMMARY COMPENSATION TABLE
                                         Annual Compensation
                                                                 All Other
                        Fiscal                                   Compensa-
                         Year   Salary ($)(1)      Bonus($)      tion ($) (2)
Leslie C. Quick, Jr.     1996   $668,500         $1,700,000        $29,664
 Chief Executive         1995    648,833            716,667         30,000
 Officer, Chairman       1994    462,500          1,300,000         30,000
 of the Board of
 Directors

Peter Quick              1996   $368,500         $1,400,000        $29,664
Vice President,          1995    348,917            976,583         30,000
 Director; President,    1994    163,500          1,300,000         30,000
 Quick & Reilly, Inc.



Christopher C. Quick     1996   $368,500         $1,375,000        $29,664
 Vice President and      1995    348,917          1,142,583         30,000
 Director; President,    1994    163,500          1,300,000         30,000
 JJC Specialist Corp.

Pascal J. Mercurio       1996   $367,000         $1,300,000        $29,664
 Vice President,         1995    348,917            986,583         30,000
 Director; Chairman      1994    163,500          1,300,000         30,000
 of the Board, Chief
 Executive Officer,
 U.S. Clearing Corp.

Thomas C. Quick          1996   $368,500         $1,250,000       $29,664
 President, Chief        1995    348,917            872,583        30,000
 Operating Officer,      1994    163,500          1,300,000        30,000
 and Director

<F1>
(1)  The amounts shown in this column include directors fees for fiscal years 1996, 1995, and 1994, respectively, as follows:  Leslie C. Quick, Jr., $18,500, $15,500, and $12,500;
Peter Quick, $18,500, $15,500, and $12,500; Christopher C. Quick, $18,500, $15,500, and
$12,500; Pascal J. Mercurio, $17,000, $15,500, and $12,500; and Thomas C. Quick,
$18,500, $15,500, and $12,500.
<F2>
(2)  The amounts shown in this column consist of the Company's contributions to the Quick
& Reilly, Inc. Retirement Trust and the U.S. Clearing Corp. Retirement Trust.

Pension and Profit Sharing Plans

          Quick & Reilly, Inc. and U.S. Clearing Corp. (each, a "Sponsoring Corporation"), two of the three principal subsidiaries of the Company, each maintain a combined money purchase pension plan and profit sharing plan (the "Retirement Plans"). Each of the companies and the Company's other subsidiaries have adopted one of the Retirement Plans. Although the Quick & Reilly, Inc. Plan and the U.S. Clearing Corp. Plan are administered separately, the terms of both Retirement Plans are essentially identical.

          Full-time employees who complete one year of service become participants in the Retirement Plan adopted by their respective employer. Each Retirement Plan is administered by a committee appointed by the Sponsoring Corporation. The funds contributed to the Retirement Plan are held by the trustees of that Retirement Plan, who have the sole authority and obligation to invest the assets of that Retirement Plan.

          Each year the Sponsoring Corporation contributes on behalf of each participant to the money purchase portion of the Retirement Plans an amount equal to the sum of 3% of such participant's compensation (as defined) up to the Social Security wage base (the total amount of remuneration paid for employment in such year which is subject to tax under the Federal Insurance Contributions Act) plus 6% of each such participant's compensation in excess of the Social Security wage base. Contributions to the profit sharing portion of the Retirement Plans are determined each year by the respective Sponsoring Corporation's board of directors, and the contributions are allocated to each participant's account in the proportion that his compensation bears to the compensation of all participants.

          As is the case with all money purchase pension plans and profit sharing plans, the Retirement Plans do not guarantee a definite benefit or a predetermined amount of money upon retirement. The amount of a participant's benefit depends solely on the amount contributed on his behalf (and the earnings or losses thereon) and his vested percentage when he leaves the corporation. A participant vests in his interest in the Retirement Plans at the rate of 20% after three years of service and at the rate of 20% per year thereafter. At retirement (as defined in the Retirement Plans), the participant becomes 100% vested.

          Employees are not eligible to commence receiving their benefits until they terminate their employment. There is no standard method of distributing benefits, and several alternatives are available.

          The Retirement Plans are intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"). They are amended from time to time to take into account changing needs of the Sponsoring Corporations.

THE COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE
COMPENSATION

          Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph appearing below shall not be incorporated by reference into any such filings.

          The Compensation Committee (the "Committee") which was formed at the beginning of the Company's 1995 fiscal year, is responsible for establishing and administering the compensation of all executive officers of the Company. At the 1994 Annual Meeting of Stockholders, the Company adopted an Executive Incentive Compensation Plan (the "Plan"). The compensation of each executive officer consists of a fixed salary and incentive compensation pursuant to the Plan. Executive officers also are eligible to participate in The Quick & Reilly
Group, Inc. Stock Option Plan (the "Option Plan"), as amended on June 25, 1991.

Salary

          The Committee has established the base salary of the executive officers at or near the average of the salaries paid to executive officers of the financial services companies the Company considers to be its primary competitors (which are identified as the Peer Group in the Performance Graph appearing below (the "Peer Group")).

          The Committee believes that base salary is frequently a significant factor in attracting, motivating and retaining competent and skilled executive officers. Accordingly, the Committee considers it important to assure that salaries of the executive officers are at or near the average of those paid by the Peer Group. The Committee believes that the salary levels of the executive officers, together with the incentive compensation payable under the Plan, as described below, makes the Company's compensation program competitive with those of the Peer Group.


Incentive Compensation Awards

          The Plan, which was adopted for the 1995 fiscal year, provides incentive compensation based upon the Company's performance as measured by up to five different performance standards established in the Plan and designated at the beginning of the fiscal year by the Committee. Under the Plan, each executive officer is targeted to receive an incentive compensation award of $1.3 million (the "Base Amount") for each year, but the amount of the actual award is increased or decreased, as the case may be, on a percentage basis based upon the amount by which the Company's performance exceeds or fails to meet, respectively, on a percentage basis, the established standard; provided there is a maximum available award of $3.0 million in any year. If more than one of the five available performance standards are selected by the Committee for any year, the incentive compensation award under the Plan is required to be the highest of the available awards. Under the Plan, however, the Committee has the right, in its discretion, to reduce or eliminate (but not to increase) any award otherwise payable to an executive officer based upon such factors as the Committee deems appropriate, including, without limitation, the executive officer's contribution to productivity, expense and risk control, product innovation, quality of client service, management development and strategic planning.

          The performance standards which the Committee may designate for any fiscal year include (1) comparison of the Company's return on equity for the current fiscal year to the average return on equity of the Peer Group for fiscal years ended during the Company's fiscal year, (2) comparison of the Company's gross profit margin for the current fiscal year to the average gross profit margin of the Peer Group for fiscal years ended during the Company's fiscal year, (3) comparison of Company's gross profit margin for the current fiscal year to the Company's gross profit margin in the immediately preceding fiscal year, (4) comparison of the Company's net earnings before tax for the current fiscal year to the Company's net earnings before tax for the immediately preceding fiscal year and (5) comparison of the closing price of the Company's Common Stock on the last trading day of the current fiscal year with the closing price on the last trading day of the immediately preceding fiscal year.

          For the 1996 fiscal year, the Committee selected all five performance standards for purposes of establishing the incentive awards. This was done to provide the Committee with maximum flexibility to make incentive awards. The financial and stock price performance of the Company for fiscal year 1996 resulted in awards exceeding the Base Amount being available to the executive officers under each of the five performance standards, with the largest award being 313% of the Base Amount. Accordingly, each executive officer was entitled to an incentive compensation award equal to 313% of the Base Amount. However, as is authorized by the Plan, the Committee elected to decrease the award to each executive officer based upon its subjective evaluation conducted at the end of the fiscal year of each officer's performance.

Compensation of Chief Executive Officer

          The compensation for Mr. Leslie C. Quick, Jr., Chief Executive Officer and Chairman of the Board, for the fiscal year ended February 29, 1996 was determined in accordance with the salary and performance incentive guidelines previously discussed.

          In determining Mr. Quick's annual salary of $668,500, the Committee also took into account the salaries of chief executive officers of the Peer Group. The Committee believes that Mr. Quick has provided outstanding services to the Company as reflected in the growth of the Company's revenues and net earnings.

          Mr. Quick's incentive bonus award of $1,700,000 constituted approximately 72% of his total cash compensation for the fiscal year. The incentive award to Mr. Quick was based on the performance criteria for other executive officers noted above. In addition, the award assigns substantial value to the efforts, judgments and contributions of an individual with Mr. Quick's extensive experience in the securities industry which have been instrumental in making the firm a major financial institution.


Limitation on Deductibility of Certain Compensation

          Section 162(m) of the Code generally disallows a tax deduction to public companies for annual compensation in excess of $1 million paid to their chief executive officers and the four other highly compensated executive officers that is not "performance based" (as defined in the Code). Consequently, the incentive compensation programs in which the Company's most highly compensated officers participate have been restructured to comply with the Code's definition of performance-based compensation.

SUBMITTED BY THE COMPANY'S
COMPENSATION COMMITTEE:

Thomas E. Christman
Henry P. Kilroy
Clifford W. Mays


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          Because compensation decisions for executive officers are made by the entire Board of Directors, several employees, including all of the Senior Executives, participate in the determination of compensation policy. These executive officers are Leslie C. Quick, Jr. (Chief Executive Officer and
Chief Financial Officer), Thomas C. Quick (President and Chief Operating Officer), Leslie C. Quick III (Vice President and Treasurer), Peter Quick (Vice President), Pascal J. Mercurio (Vice President) and Christopher C.
Quick (Vice President). In addition, Arlene B. Fryer, a former Vice President and Secretary of the Company, is also a Director. As members of the Board of Directors, these executive officers (and former executive officer) make recommendations and participate in the voting with respect to the compensation of themselves and all of the other executive officers.

          During the fiscal year ended February 29, 1996, the law firm of Kelley Drye & Warren served as counsel to the Company. Mr. Brodrick is a partner of the firm. The Company paid fees of $252,405 to Kelley Drye & Warren during fiscal 1996.

PERFORMANCE GRAPH

          The following graph shows the Company's total return to stockholders over the period from February 28, 1991 through February 29, 1996 compared to the Standard & Poor's 500 Index, the FSA Brokerage Composite Index, and the Peer Group Index selected by the Company for purposes of the Company's Proxy Statement for the Annual Meeting of Stockholders (the "Peer Group"). Total stockholder return in the graph is based on an initial investment of $100 on February 28, 1991 and assumes dividend reinvestment. The stock price performance shown on the following graph is not necessarily indicative of future price performance.

COMPARATIVE FIVE-YEAR TOTAL RETURNS*
THE QUICK & REILLY GROUP, INC., S&P 500,
PEER GROUP AND THE FSA BROKERAGE COMPOSITE
(Performance results through 2/29/96)





Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in BQR common stock, S&P 500, Peer Group and the FSA Brokerage Composite.

*Cumulative total return assumes reinvestment of dividends.
          The Peer Group consists of the following corporations: The Quick & Reilly Group, Inc.; Charles Schwab & Co., Inc.; Merrill Lynch & Co., Inc.; Paine Webber Incorporated; Advest, Inc.; Alex. Brown & Sons Incorporated; Piper Jaffray Inc.; A.G. Edwards & Sons, Inc.; Inter-Regional Group; Legg Mason Wood Walker Incorporated; and Raymond James & Associates, Inc.

COMPLIANCE WITH SECTION 16(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

          Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company's directors and officers and persons who own more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. To the best of the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended February 29, 1996, its officers and directors and greater than ten percent stockholders complied with all applicable Section 16(a) filing requirements.


INDEPENDENT PUBLIC ACCOUNTANTS

          The Board of Directors, upon recommendation of the Company's Audit Committee, has appointed Arthur Andersen LLP as the Company's independent public accountants to audit the consolidated financial statements of the Company for the fiscal year ending February 28, 1997. Arthur Andersen LLP served as the Company's independent public accountants for the fiscal year ended February 29, 1996 and, during the course of that fiscal year, they were also engaged by the Company to provide certain tax and consulting services.

          The Board of Directors recommends that the stockholders vote FOR approval of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending February 28, 1997. The affirmative vote of a majority of the shares present and voting at the Annual Meeting, in person or by proxy, is required for the approval of the independent public accountants. If the appointment is not approved, the Board will select other independent public accountants.

          A representative of Arthur Anderson LLP will be present at the Annual Meeting and will have the opportunity to make a statement and be available to respond to questions.


PROPOSED AMENDMENTS TO THE QUICK & REILLY STOCK GROUP, INC.
STOCK OPTION PLAN

          The Board of Directors has amended The Quick & Reilly Group, Inc. Stock Option Plan in several respects, subject to the approval of the stockholders. The Board has amended the Option Plan to provide for the granting of options for an additional 1,000,000 shares of Common Stock.
At its adoption in 1989, the predecessor plan to the Option Plan provided for the granting of options for 750,000 shares, an amount which was subsequently increased to 1,500,000 shares in 1991, and as a result of stock dividends and stock splits thereafter declared by the Company, that number was increased to 3,720,937 shares. The present amendment increases the total of shares for which options may be granted to 4,720,937 shares. As of May 10, 1996, 2,002,591 shares remain available to be optioned under the Option Plan. The Board deems it advisable to increase the number of available shares so as to provide for the continued ability to make option grants under the Option Plan after the currently available shares are utilized.

          To conform to the requirements of the Code relating to tax deductibility that apply specifically to stock option plans, the Option Plan must specify the maximum number of options that may be granted to any individual over a specified period. Therefore, the Board has amended the Option Plan to specify that options for no more than 100,000 shares may be granted to any participant during any fiscal year.

          The third amendment approved by the Board extends the maximum term of an option from five years to ten years.

          The fourth amendment permits the Board of Directors to grant options subject to vesting requirements and provides further that no option with respect to any shares may be exercisable after the fifth anniversary of the date on which the option with respect to such shares vests. The Option Plan currently provides that no option may be exercisable after the fifth anniversary of the date of grant.

          The fifth amendment approved by the Board eliminates the ability of the Board to terminate options upon an participant's death or retirement and provides that in such instances all options become fully vested, subject, in the case of retirement, to age and term of service qualifications approved by the Board.

          The following summary of the Option Plan, as proposed to be amended and restated, is subject to the complete terms of the plan, a copy of which is attached to this Proxy Statement as Exhibit I.

          1. Shares Covered and Eligible Participants. The Option Plan provides for the granting of options covering in the aggregate not more than 4,720,937 shares of Common Stock to individuals who are directors, officers and/or full or part-time employees of the Company or any of its wholly-owned subsidiaries (collectively, the "Q&R Companies") as determined by the Board ("eligible employees"). Currently, approximately 1,100 employees are eligible to participate in the Option Plan, however, the Board has, to date, limited grants under the Option Plan to directors of the Company and senior officers of the Q&R Companies. Options for no more than 100,000 shares may granted to any one participant during any fiscal year. The Option Plan became effective on February 1, 1989 and will continue until terminated by the Board in its sole discretion (such date being referred to as the "Termination Date"). No option shall be granted pursuant to the Option Plan on or after the Termination Date, but options theretofore granted may extend beyond and the terms of the Option Plan shall continue to apply to such options and to any shares of Common Stock acquired upon exercise thereof.

          2. Administration. The Option Plan is administered by the Board of Directors. Under the Option Plan, the Board will select participants from eligible employees, determine (subject to the terms of the Option Plan) the provisions of the options to be granted and the number of shares to be covered by the option or options granted to each participant and generally conduct and administer the Option Plan.

          3. Terms and Conditions. As determined by the Board of Directors, options granted under the Option Plan will be non-qualified stock options and will be subject to the following terms and conditions:

               Option Price. The option price will be determined by the Board of Directors, but may not be less than 100% of fair market value of the Common Stock at the time an option is granted.

               Exercisability. An option will be exercisable in whole or in part during such period, not longer than ten years from the date it is granted, as may be determined by the Board of Directors. No option with respect to any shares shall be exercisable after the fifth anniversary of the date on which the option with respect to such shares vests.

               Payment. Payment in full for all shares purchased upon exercise of an option will be made at the time of exercise in cash, in shares of Common Stock or partly in cash and partly in shares of Common Stock.

               Termination of Employment by Death or Retirement. In the event of the death or retirement (under age and term of service qualifications approved by the Board) of a participant, all options granted to such participant will become fully vested.

               Other Termination of Employment. In the event of the voluntary termination or discharge of a participant, all options granted to such participant may, subject to the provisions of the Option Plan and any restrictions or limitations as are determined by the Board, be exercised as to those optioned shares in respect of which such options have not previously been exercised, but only to the extent that such option could be exercised by the participant immediately prior to the date of such termination of employment or association with the Q&R Companies (whichever is the applicable case).

               Conditions of Purchase. The Board of Directors may require participants to agree with the Company that they are acquiring shares upon exercise of an option for investment and not with a view to distribution. The Board may also, in its discretion, impose as a condition of any option any restrictions on the transferability of shares acquired through the exercise of such option as it may deem appropriate.

               Transferability. Options granted under the Plan are not transferable except by will or the laws of descent and distribution and, during the lifetime of the participant may be exercised only by the participant; provided, however, that an option granted under the Option Plan may be transferred by the participant to a trust established by the participant for the benefit of one or more decedents of the participant.

          4. Termination or Amendment. The Board may, at any time, terminate the Option Plan with respect to any shares of Common Stock not at the time subject to an option, and may from time to time alter or amend the Option Plan or any part thereof, provided, however, that no change in any option theretofore granted may be made which would materially impair the rights of the participant without his consent.

          5. Adjustments in Event of Changes in Capitalization. In the event of a recapitalization, stock split, stock dividend, combination, exchange of shares, merger, consolidation, rights offering, separation, reorganization, liquidation or other change in the corporate structure of the Company, the Board of Directors is required to make such equitable adjustments, designed to protect against dilution, as it may deem appropriate in the number and kind of shares subject to the Option Plan and, with respect to outstanding options, in the number and kind of shares covered thereby and in the option price.

Federal Income Tax Consequences

          The following discussion is a brief summary of certain United States federal income tax consequences under current federal income tax laws relating to a grant under the Option Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

          Upon grant of an option, a participant will not recognize any taxable income and the Company will not be entitled to a tax deduction. Upon exercise of an option, the excess of the fair market value of the Common Stock on the exercise date over the exercise price will be taxable as compensation income to the participant and will be subject to applicable withholding taxes. The Company will be entitled to a tax deduction at that time in the amount of such compensation income. The participant's basis for the Common Stock received pursuant to the exercise of an option will equal the sum of the compensation income recognized and the exercise price. In the event of a sale or other disposition of Common Stock received upon the exercise of an option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such Common Stock (which begins upon such exercise) is more than one year.

          Other Information. The closing market price of the Common Stock on May 10, 1996 was $30.50.

          The Board of Directors recommends that the stockholders vote FOR this proposal. The affirmative vote of a majority of the shares present and voting at the Annual Meeting, in person or by proxy, is required for the adoption of this proposal.

STOCKHOLDER PROPOSALS TO BE PRESENTED
AT 1997 ANNUAL MEETING OF STOCKHOLDERS

          Any stockholder proposal to be presented for consideration at the Annual Meeting of Stockholders to be held on June 24, 1997 must be received by the Company at its principal executive office on or before February 1, 1997 to be considered for inclusion, in accordance with the rules and regulations of the Securities and Exchange Commission, in the Company's proxy statement and proxy relating to that meeting.


OTHER INFORMATION

          Neither the Company nor the Board of Directors knows of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented, the persons named in the proxy will have discretion to vote in accordance with their own judgment on such matters.


                         BY ORDER OF THE BOARD OF DIRECTORS



                         Arlene B. Fryer
                         Secretary


Date:  May 30, 1996





Exhibit I

THE QUICK & REILLY GROUP, INC.

STOCK OPTION PLAN

          1.   Background; Purpose.

               The Quick & Reilly Group, Inc. (the "Company") adopted the Quick & Reilly Specialist Corporation Stock Option Plan (the "Initial Plan") on February 1, 1989 pursuant to which options to purchase up to 750,000 shares of the Company's common stock, par value $.10 per share (the "Common Stock") could be awarded to directors, officers and/or employees of Quick & Reilly Specialist Corporation. Quick & Reilly Specialist Corporation changed its name to JJC Specialist Corp. and on August 15, 1990, the Initial Plan was amended to change its name to JJC Specialist Corp. Stock Option Plan. The Company further amended the Initial Plan to change its name to The Quick & Reilly Group, Inc. Stock Option Plan, to provide for the grant of options to purchase Common Stock to directors, officers and/or employees of the Company and each of its wholly owned subsidiaries and to increase the number of shares as to which options could be granted to 1,500,000 shares, and as a result of stock dividends and stock splits thereafter declared by the Company, that number was increased to 3,720,937 shares. The Company has now decided to further amend the Plan to increase the number of shares as to which options may be granted to 4,720,937 shares, of which 2,327,591 shares are still available to be optioned under the Plan. The Company also wishes to further amend the Plan (i) to provide that options may be granted for up to ten years and may be subjected to certain vesting requirements determined by the Board of Directors and (ii) to limit the number of shares with respect to which an option can be granted to any one person in a fiscal year. Finally, the Company wishes to restate the Plan in its entirety herein.

               The purpose of the Plan is to provide additional incentives to certain individuals eligible to participate in the Plan to advance the interests of the Company by giving them an opportunity to participate in an increase in the market value of shares of the Company's Common Stock. The Plan provides for the grant to directors, officers and employees of the Company and of each of its wholly-owned subsidiaries (collectively, the "Q&R Companies") of options to purchase Common Stock.

          2.   Administration.

               The Plan shall be administered by the Board of Directors (the "Board") of the Company.

               The Board shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Stock Option Agreements executed pursuant to Section 6 hereof,
(iii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.
               The determination of the Board on all matters relating to the Plan or any Stock Option Agreement shall be final, binding and conclusive.

               No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder.

               The Board may authorize its Executive Compensation Committee to administer the Plan and perform all or any portion of the duties of the Board hereunder.

          3.   Eligibility.

          Individuals who are directors, officers and/or full or part-time employees who hold positions with any of the Q&R Companies as determined by the Board shall be eligible to participate in the Plan ("eligible employees"). Each eligible employee to whom an option is granted hereunder is referred to as an "Optionee."

          4.   Shares Subject to Option.

          Subject to adjustment as provided in Section 7 hereof, (i) the maximum aggregate number of shares of Common Stock as to which options may at any time be granted to all Optionees is 4,720,937 shares, and (ii) the maximum number of shares as to which options may be granted during any fiscal year to any one Optionee is 100,000 shares, which shares may, in the discretion of the Board, be either authorized but unissued shares or shares previously issued and re-acquired by the Company. Shares subject to options under the Plan which remain unpurchased on the expiration or termination of an option shall again be available for options to be granted under the Plan.

          5.   Granting of Options; Effective Date.

          The Board, at any time and from time to time prior to the Termination Date (as defined in Section 10 hereof), may grant options to eligible employees for such number of shares, at such option price and subject to such terms and conditions as the Board shall from time to time determine in its sole discretion, subject to the terms and provisions of the Plan. The date on which the grant of an option is authorized by the Board shall be the effective date of grant for all purposes, notwithstanding the fact that written acceptance by the Optionee of such grant may take place thereafter.

          6.   Terms and Conditions of Options.

          All options granted under the Plan shall be evidenced by a written Stock Option Agreement (which may incorporate the provisions of the Plan by reference and which shall be in such form as the Board shall approve) signed by the President of the Company and the Optionee. All options shall be granted subject to the following terms and conditions:

          (a) Option price. The option price per share with respect to each option shall not be less than the fair market value of a share of Common Stock on the date of grant.

          (b) Fair Market Value. The term "fair market value" as used herein as or any date and in respect of any share of Common Stock means the closing sale price or, if not available, closing bid quotation for a share of Common Stock as reported on the principal national securities exchange on which such shares are listed or, if not so listed, on the National Association of Securities Dealers, Inc. Automated Quotation System on the relevant date, or, if no prices or quotations shall have been made on such relevant date, on the next preceding day on which there were prices or quotations; provided, however, that if no prices or quotations shall have been made within the 10 business days preceding such relevant date, or if deemed appropriate by the Board for any other reason, the fair market value of shares of Common Stock shall be as determined by the Board. In no event shall the fair market value of any share of Common Stock be less than its par value.
          (c) Option term. Each option shall be granted for a term determined from time to time by the Board, but in no event shall an option be granted for a term of more than ten years and each option may be made subject to earlier termination (i) in the event of the termination of an employee, officer or director of a Q&R Company by way of voluntary termination or discharge as set forth in
               Section 6(g) hereof, or (ii) in the event of a recommended tender offer, the consolidation or merger of the Company with or into another entity if the other entity survives or the Company's then stockholders thereafter owns less than 50% of the Company, or the sale of substantially all the assets of the Company.

          (d)  Exercise of options.

               (i) Each option shall be exercisable at such time or times, in installments or otherwise, and subject to such restrictions and limitations (including, but not limited to, any vesting restrictions or limitations relating to a minimum term of employment with a Q&R Company as are determined by the Board).

               (ii)Except as provided in Section 6(g) hereof, each option shall be exercisable only by the Optionee during his lifetime.

               (iii)No option with respect to any shares shall be exercisable after the fifth anniversary of the date on which the option with respect to such shares vests.

          (e) Notice of Exercise; Payment; Stockholders' Rights. An Optionee electing to exercise an option shall give written notice of exercise in such form as the Board may prescribe, addressed to the President of the Company and indicating the number of shares of Common Stock to be purchased, and shall tender payment therefor in full (i) in cash,
          (ii) in Common Stock (valued at the fair market value thereof as of the date of exercise), or (iii) partly in cash and partly in Common Stock (valued at the fair market value thereof as of the date of exercise). Upon exercise no fractional shares of Common Stock shall be issued or transferred and no payments shall be made in lieu of fractional shares. No shares shall be issued or delivered until full payment therefor has been made. An Optionee shall have none of the rights of a stockholder, in respect of the shares of Common
          Stock subject to an option, until such shares are issued or transferred to him.

          (f) Purchase for Investment; Restrictions on Shares. If the shares of Common Stock subject to an option have not been registered under the Securities Act of 1933, as amended, the Board shall have the right to require as a condition to any exercise of the option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act, including but not limited to the representation that any and all shares of Common Stock purchased upon exercise of the option will be purchased for investment and not with a view to the distribution or resale thereof and to agree that such shares will not be sold except in accordance with such restrictions or limitations as may be set forth in the Stock Option Agreement or as may be imposed by law. The Board may place other restrictions on the transferability of such shares including, but not limited to, a right of first refusal and right to repurchase upon termination of employment, provided that such restrictions are set forth in the Stock Option Agreement executed by the Optionee. The Board also may agree in the Stock Option Agreement to register the shares of Common Stock under the Securities Act of 1933 on Form S-8 and to list the shares outstanding on the New York Stock Exchange.

          (g) Death, Termination, Discharge or Retirement. In the event of the death or retirement (under age and term of service qualifications approved by the Board) of an Optionee, all options granted to such Optionee shall become fully vested. In the event of the voluntary termination or discharge of an Optionee, all options granted to such Optionee may, subject to the provisions of the Plan and any restrictions or limitations as are determined by the Board, be exercised as to those optioned shares in respect of which such options have not previously been exercised, but only to the extent that such option could be exercised by the Optionee immediately prior to the date of such termination of employment or association with the Q&R Companies (whichever is the applicable case). In such event, such options shall be exercised as follows:

               (i) in the event of the death of the Optionee, by his executor or administrator, or by the person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, at any time on or before the expiration date of the option under the applicable Stock Option Agreement; or

               (ii)by the Optionee in the event that his employment or
                   association with the Q&R Companies (whichever is applicable) is terminated, whether voluntary or involuntary or by retirement at any time up to and including the expiration date of the option under the applicable Stock Option Agreement.

          (h)  Non-transferability.

               (i) Except as provided in Section 6(h)(ii) below, an option granted under the Plan may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the Optionee may be exercised only by the Optionee.

               (ii)Notwithstanding Section 6(h)(i) above, an option granted under the Plan may be transferred by the Optionee to a trust established by the Optionee for the benefit of one or more decedents of the Optionee, whether natural or adopted, provided that such transfer will not be effective until notice of such transfer is delivered to the Company.

          7.   Adjustment in Event of Changes in Capitalization.

          In the event of a recapitalization, stock split, stock dividend, combination, exchange of shares, merger, consolidation, rights offering, separation, reorganization,liquidation or other change in the corporate structure of the Company, the Board shall make such equitable adjustments, designed to protect against dilution, as it may deem appropriate in the number and kind of shares subject to the Plan and, with respect to outstanding options, in the number and kind of shares covered thereby and in the option price.

          8.   Termination or Amendment of Plan.

          The Board may, at any time, terminate the Plan with respect to any shares of Common Stock not at the time subject to an option, and may from time to time alter or amend the Plan or any part thereof, provided, however, that no change in any option theretofore granted may be made which would materially impair the rights of the Optionee without his consent.

          9.   Issuance of Shares.

          The shares of Common Stock, when issued and paid for pursuant to the options granted hereunder, shall be issued as fully paid and non-assessable shares.



          10.  Adoption of Plan; Duration of Plan.

          The Plan shall become effective on February 1, 1989 and shall continue until terminated by the Board in its sole discretion (such date being referred to as the "Termination Date"). No option shall be granted pursuant to the Plan on or after the Termination Date, but options theretofore granted may extend beyond and the terms of the Plan shall continue to apply to such options and to any shares of Common Stock acquired upon exercise thereof.